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Exhibit 21

     SUBSIDIARIES OF REGISTRANT

AMSEC Corporation

AMSEC LLC
(subsidiary of AMSEC Corporation)

ANXe Business Corporation

AW Software and Technologie GmbH

Bull, Inc.

Calanais Ltd.
(subsidiary of SAIC Ltd.)

Campus Point Realty Corporation

Campus Point Realty Corporation II

Database Service Management, Inc.
(subsidiary of Telcordia Technologies, Inc.)

Data Systems & Solutions, LLC

Energy & Environmental Solutions, LLC

Hicks & Associates, Inc.

Informatica, Negocios y Tecnologia, S.A.
(aka INTESA)

JMD Development Corporation dba JDA

Mesa Solutions, Inc.
(subsidiary of Telcordia Technologies, Inc.)

SAIC (Bermuda) Ltd.

SAIC Colombia, Limitada

SAIC de Mexico, S.A. de C.V.

SAIC Engineering, Inc.

SAIC Engineering of North Carolina, Inc.

SAIC Engineering of Ohio, Inc.

SAIC Europe Limited

SAIC Global Technology Corporation

SAIC Japan Ltd.

SAIC Limited
(subsidiary of SAIC Europe Ltd.)

SAIC-MIR

SAIC Pty. Ltd.

SAIC Services, Inc.

SAIC Venture Capital Corporation

Science Applications International (Barbados) Corporation

Science Applications International Corporation de Venezuela, S.A.

Science Applications International Corporation (SAIC Canada)

Science Applications International Deutschland GmbH
(subsidiary of Science Applications International Germany GmbH)

Science Applications International, Europe S.A.R.L.
(subsidiary of SAIC Europe Ltd.)

Science Applications International Germany GmbH

Telcordia Technologies, Inc.

Telcordia Technologies International, Inc.
(subsidiary of Telcordia Technologies, Inc.)

Telcordia Technologies Ventures, Inc.
(subsidiary of Telcordia Technologies, Inc.)

Telcordia Venture Capital Corporation
(subsidiary of Telcordia Technologies, Inc.)

Tenth Mountain Systems, Inc.

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  Exhibit 21